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EXHIBIT 10.14

2004

Employee Long-term Incentive Plan

NovAtel Inc.

SECTION 1 — PLAN OBJECTIVES

1.1
The objectives of the NovAtel Inc. Employee Long Term Incentive Plan are as follows:

•
To encourage the participants to direct their efforts on sustained growth of share holder value by focusing on revenue growth, operating profit growth, and the long term success of the Company.

•
To reward the participants for achieving or exceeding pre-determined long term objectives which are key measures to the Company's success.

•
To align the interests of participants with those of the shareholders.

•
To retain and recruit key employees.

SECTION 2 — DEFINITIONS

For the purposes of the Plan, the words and expressions defined below shall have the following meaning:

2.1
"Board of Directors" means the board of Directors of the Company.

2.2
"Company" means NovAtel Inc.

2.3
"Participant" means a permanent employee at the time the Agreement in Appendix A of this Plan is duly executed, provided the Participant signs it within the prescribed time limit.

2.4
"Phantom Share" means a fictional share of the Company.

2.5
"Plan" means this 2004 Employee Long Term Incentive plan as well as any appendices thereto which are an integral part thereof.

2.7
In this Plan, except if otherwise required by the context, the singular shall include the plural and vice-versa, and the masculine shall include the feminine and vice-versa.

SECTION 3 — EFFECTIVE DATE

3.1
January 1, 2004.

SECTION 4 — ELIGIBILITY AND PARTICIPATION

4.1
All permanent employees at the time of grant shall be eligible to participate in the Plan.

4.2
An employee becomes a Participant following a notice to this effect from the Board of Directors and the execution of the appendix attached hereto (Appendix A) within 30 days of the date the Phantom Shares are granted.

SECTION 5 — ADMINISTRATION AND INTERPRETATION OF PLAN

5.1
Plan Obligations

  The Board of Directors is ultimately responsible for the Plan, which, without limiting its scope, includes all actions to be taken with respect to its implementation, continuation, operation, amendment, suspension or termination at any time.

5.2
Management and Interpretation of the Plan

  The Board of Directors designates the overall responsibility for the plan to the Compensation Committee which may delegate day to day administration of the plan to company management, including the interpretation of its rules and amendments thereto, as well as recommendations with respect to the granting of Phantom Shares to Participants.

5.3
Amendment, change, suspension or termination of the Plan

  The Plan may not be amended, changed, suspended or terminated unless such action does not affect the rights of Participants under the Plan with respect to Phantom Shares already granted, or unless the participants have given their written consent, or unless specifically provided for in this agreement.

SECTION 6 — DESCRIPTION OF THE 2004 PLAN

6.1
2004 Plan Funding

  The 2004 plan initial funding is equal to 11% of the agreed upon 2004 beginning Operating profit projections or $544,000.

6.2
Opening value of shares

  The opening value of the 2004 Phantom Share grant will be determined by using a 20 day average closing price of the NovAtel shares from December 17, 2003 to January 15, 2004.

6.3
Number of Phantom Shares available for issuance

  The number of shares available for issuance is determined by dividing the Opening Value of a share calculated in 6.2 by the initial funding amount established in 6.1.

6.4
Term of grants

  All grants made under this Plan will have a three-year term which will end on December 31, 2006.

6.5
Level of grants

  Subject to Board of Directors approval, the number of phantom shares granted under the Plan will be a function of the NovAtel Stock price at the time of grant (see 6.1) and based on a percentage of salary. The grant policy will be as follows:

Position / Level	Grant (as a percentage of salary)
CEO	25%
VP	15 - 20%
Director (employee)	10 - 12.5%
Senior Key Employees	5 - 7%
Other Employees	2 - 5%
6.6
Vesting

  Phantom Shares granted under the Plan will be subject to performance vesting conditions. Vesting will be determined on December 31, 2006 and will be based on pre-set performance objectives for Revenue and Operating Income. These performance conditions have been set as follows for the 2004 grant:

	Base Year: 2003	2004 Grants (2004 - 2006 Cumulative Total)
Cumulative Revenue	$38.7M	$169.04M
Cumulative Operating Income	$3.6M	$21.98M

Weighting	Performance Metric
50%	Revenue ($M)	$169.04
	% of Target Achieved	100%
	% of Phantom Shares Vested	100%
50%	Operating Income ($M)	$21.98
	% of Target Achieved	100%
	% of Phantom Shares Vested	100%

SECTION 7 — PAYMENT

7.1
Payment with respect to each grant under the Plan will be made in cash, 60 days following the third anniversary of the grant (December 31, 2006), subject to approval of the December 31, 2006 year end audited financial results.

7.2
The dollar value of a Phantom Share grant at the time of payment will be determined by multiplying

•
the number of phantom shares included in the grant times (x)

•
The closing value based on 20 day average closing price, of the NovAtel shares (10 trading days prior to December 31, 2006 and 10 trading days after December 31, 2006).

SECTION 8 — TERMINATION OF EMPLOYMENT

8.1
Participants whose employment terminates during a grant term will lose eligibility in the Plan and will not be entitled to any payment related to the grant term.

  Participants whose employment terminates after the end of the grant term will be eligible to a payment, if and when such payment is made to the other participants.

SECTION 9 — CHANGE OF CONTROL AND OTHER TRANSFORMATIVE EVENTS

9.1
The Plan will be liquidated and amounts payable to participants will be paid out in the event of a change of control of NovAtel.

  The amount payable will be pro rated based on months of completed service within the Plan term, and relative success in achieving the performance targets to the most recent completed quarter.

  A Change of Control for purposes of Section 9 is deemed to occur when any "Person", as such term is used in sections 13(d) and 14(d) of the United States Securities and Exchange Act of 1934 (the "Exchange Act") (other than the Corporation, a subsidiary or an employee benefit plan of the corporation, including any trustee of such plan acting as trustee), together with all affiliates and associates of such Person, becomes, after the date of this Plan, the "beneficial owner" (as defined in rule 13d-3 under the Exchange Act), of 50% or more of the Common Shares then outstanding.

  The value of the Phantom Shares will be based on the 20 day average closing price prior to the date of the announcement or occurrence (whatever occurs first) of the above events.

9.2
Any other Transformative event will have its financial impact either be isolated from the objective of this plan or will be added into the results at an agreed upon amount.

SECTION 10 — NON-ASSIGNABILITY OF PHANTOM SHARES

10.1
A Participant's rights under the Plan are not transferable nor can they be disposed of, sold, given as a guarantee, hypothecated or encumbered by the Participant, except by will or pursuant to applicable laws of succession. As a result, during the grant term, Participant's rights can only be exercised by the Participant. The Participant's obligations shall be binding upon his heirs, the liquidators of his succession and his administrators.

SECTION 11 — UNRESTRICTED FREE ADMINISTRATION

11.1
No Plan provision shall be construed as restricting the Company's free administration of its business.

SECTION 12 — NO EMPLOYMENT GUARANTEES

12.1
A Participant's eligibility to participate in the Plan cannot in itself be construed as an employment contract between the Company and the Participant nor as a condition for the Participant's employment. No Plan provision shall be construed as conferring to a Participant the right to continue to be employed by the Company or to limit the Company's rights to fully exercise its management rights and, among other things, to end the Participant's employment at any time and for whatever reason without regard to the effect that such action may have on his participation in the Plan or on the advantages that he or his legal representatives may obtain from it.

SECTION 13 — TAX IMPLICATIONS

13.1
The Company shall not assume any responsibility, except the responsibility to deduct any withholding tax obligations, with respect to the tax implications for a Participant arising from his participation in the Plan. The Participant is expected to consult his tax advisors with respect to this matter.

SECTION 14 — APPLICABLE LAWS

14.1
The Plan provisions shall be governed and interpreted in accordance with the applicable laws of the Province of Alberta and Canada.

Appendix A — Agreement

AGREEMENT ENTERED INTO ON

BETWEEN	NovAtel Inc., a legally incorporated Company with head office at 1120, 68th Avenue NE, Calgary, Alberta T2E 8S5
(Hereinafter called the "Company")
AND:	employee of
NovAtel Inc.,
(Hereinafter called the "Participant")

WHEREAS the Company has set up a 2004 Long Term Incentive Plan for the employees of the Company for 2004 (hereinafter called the "Plan");

WHEREAS the Board of Directors of the Company has designated the Participant as being eligible to participate in the Plan;

WHEREAS the Participant accepts to participate in the Plan and shall be granted Phantom Shares under the terms and conditions provided for under the Plan.

NOW WHEREFORE, THE PARTIES HERETO AGREED AS FOLLOWS

1.
The Participant acknowledges having read the rules of the Plan attached to this agreement and which are an integral part thereof.

2.
The Participant hereby expressly accepts each and every one of the provisions of the rules of the Plan.

3.
The Participant agrees and accepts to participate in the Plan and to remain a Plan Participant until he shall no longer hold any rights under the Plan.

4.
The number of Phantom Shares granted is                , on

                                         at the price of $                per Phantom Share,

5.
The granting of Phantom Share shall be subject to the return of this Agreement duly executed by the Participant within 30 days of the date mentioned in 4 hereinabove.

NovAtel Inc.

Date
Participant's signature	Date

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